Contacts: Phyllis Knight, CFO Champion Enterprises (248) 340-9090	Exhibit 99.1

Or

Tim Hanson and Paul Kesman
Identity Investor Relations
(248) 258-2333
chb@identitypr.com

Champion Enterprises Reports Net Income of $0.17
Per Diluted Share for the Second Quarter of 2005

Highlighted by double-digit percentage increases in revenues and operating income

AUBURN HILLS, Mich., July 19, 2005 – Champion Enterprises, Inc. (NYSE: CHB), a leader in the factory-built housing industry, announced today results for the second quarter ending July 2, 2005. Revenues for the second quarter of 2005 climbed 17 percent to $317.1 million, compared to $270.5 million for the second quarter of 2004. Second quarter 2005 operating income rose 16 percent to $18.5 million, compared to $16.0 million for the comparable quarter of 2004. For the quarter, the Company posted net income of $13.5 million, or $0.17 per diluted share, compared to $23.4 million, or $0.30 per diluted share for the same period last year.

The second quarter of 2004 was favorably impacted by a number of non-operating items, including a $12.0 million tax benefit and $4.4 million of income related to common stock warrant valuation and debt retirement gains. As a result, provided below is a table summarizing Champion’s pretax internal operating results, which management regards as useful in evaluating its core operations because non-cash capital structure related items and income taxes are excluded.

	Three months ended			Six months ended

(in millions)	July 2,	July 3,	Better /	July 2,	July 3,	Better /
	2005	2004	(worse)	2005	2004	(worse)

Manufacturing segment income	$24.7	$17.6	$7.1	$35.8	$22.2	$13.6
Retail segment income	2.6	1.4	1.2	3.9	2.2	1.7
Corporate, interest expense and intercompany	(12.0)	(11.7)	(0.3)	(22.7)	(22.7)	0.0

Pretax internal operating results	15.3	7.3	8.0	17.0	1.7	15.3

Warrant and debt retirement (loss) gain	(0.4)	4.4	(4.8)	3.4	(4.0)	7.4
Income tax (expense) benefits	(0.6)	11.4	(12.0)	(0.9)	11.1	(12.0)

Income (loss) – continuing operations	14.3	23.1	(8.8)	19.5	8.8	10.7
(Loss) income – discontinued operations	(0.8)	0.3	(1.1)	(3.3)	0.3	(3.6)

Net income	$13.5	$23.4	$(9.9)	$16.2	$9.1	$7.1

2701 Cambridge Court, Suite 300 / Auburn Hills, Michigan 48326
(248) 340-9090 / www.championhomes.net

Champion Enterprises Reports Net Income of $0.17
Per Diluted Share for the Second Quarter of 2005
Page 2 ~

Second Quarter 2005 Highlights

Overall Results

•	Pretax internal operating results improved 110 percent to $15.3 million from $7.3 million in the second quarter of 2004.

Manufacturing Segment

•	Manufacturing net sales increased 8 percent to $291.6 million from $269.1 million in the second quarter of 2004.

•	Manufacturing segment income for the quarter climbed 40 percent to $24.7 million from $17.6 million in the second quarter of 2004.

•	Manufacturing margins for the quarter stood at 8.5 percent, marking the ninth consecutive quarter of year-over-year improving margins and the segment’s highest quarterly margin since 1998.

•	The average home selling price climbed 10.8 percent compared to the same period in the prior year. The Company said this increase was a result of both higher raw material costs relative to last year’s second quarter and the shift in mix toward a higher percentage of modular homes.

•	Modular home sales increased 18 percent compared to last year’s second quarter and represented approximately 20 percent of manufacturing revenues.

•	Factory backlog was stable at approximately $91 million as compared to approximately $90 million to end the second quarter of 2004.

Retail Segment

•	The Company’s California-based retail segment sales increased 37 percent to $38.8 million, compared to $28.3 million for the second quarter of 2004.

•	Retail segment income grew 80 percent to $2.6 million, compared to $1.4 million in the same period last year.

Champion Enterprises Reports Net Income of $0.17
Per Diluted Share for the Second Quarter of 2005
Page 3 ~

Discontinued Operations

•	Earlier this week the Company completed the sale of its remaining traditional retail operations, which it reclassified as discontinued operations last quarter. Since announcing its divestiture plan in the fourth quarter of 2004, the Company has sold 49 sales lots generating approximately $26 million of cash after related debt repayments, incurred an aggregate loss of less than $1 million, and generated an estimated $80 million of additional tax loss carryforwards.

Other Highlights

•	Cash flow from continuing operating activities totaled $17.4 million for the quarter, and cash and cash equivalents stood at approximately $150 million at quarter end.

•	During the quarter, Champion repurchased $9.1 million of its 2007 senior notes for cash totaling $9.9 million and, as previously announced, retired its common stock warrant for cash totaling $4.5 million.

•	Earlier today it was also announced that Champion has entered into an agreement to acquire New Era Building Systems, a leading modular homebuilder, and its affiliates, Castle Housing of Pennsylvania and Carolina Building Solutions, for cash consideration of $41 million, pending regulatory and selling shareholder approval.

“This quarter was one in which we achieved several milestones in our quest to build a better Champion,” said William Griffiths, president and chief executive officer. “It was our ninth consecutive quarter of year-over-year improvement in manufacturing margins, and, at 8.5 percent, this was the highest quarterly margin since 1998. Our goal of achieving peak manufacturing margins of 8.3 percent for the full year 2006 is in sight.

“In addition to making progress with our operations strategy, we also successfully completed the divestiture of our traditional retail business which, in the aggregate, generated net cash of approximately $26 million,” continued Griffiths. “As we took the final step in that strategy we also took the first step in our modular growth strategy with the announcement of the agreement to acquire the New Era group of companies. This is expected to add over $100 million in modular revenues annually and be immediately accretive to earnings. It will also make Champion the largest modular homebuilder in the United States.

“While we have made strong progress thus far in building a solid foundation for the future, we still have many opportunities for further improvement. We are excited about the quarter’s results and today’s acquisition announcement, and are well on our way toward building a better Champion,” concluded Griffiths.

Champion Enterprises Reports Net Income of $0.17
Per Diluted Share for the Second Quarter of 2005
Page 4 ~

Second Quarter 2005 Conference Call

Champion Enterprises will host a conference call tomorrow, July 20, at 11 a.m. EDT to discuss these results and current business trends. To listen to the call, please call 800-561-2813 for domestic or 617-614-3529 for international. Passcode is 45945319. Or listen live via the website at www.championhomes.net under the investor relations link. A replay of the call will be available approximately one hour after its conclusion through midnight, Wednesday, July 27, 2005. To access the replay, please go to the investor relations link on the Company’s website, or call 888-286-8010 for domestic or 617-801-6888 for international, passcode is 40272982.

About Champion

Champion Enterprises, headquartered in Auburn Hills, Mich., a leading manufacturer of factory-built housing, has produced more than 1.6 million homes since 1953. Today, Champion operates 29 homebuilding manufacturing facilities in North America and partners with over 2,900 independent retailers, builders and developers. For more information, please visit www.championhomes.net.

Forward Looking Statements

This news release contains certain statements, including statements regarding the Company’s financial position, future margins, growth opportunities, future acquisitions and divestitures, modular revenues, and earnings, each of which could be construed to be forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements reflect the Company’s views with respect to future plans, events and financial performance. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The Company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward looking statements. These factors are discussed in the Company’s most recently filed Form 10-K and other SEC filings, in each case under the section entitled “Forward Looking Statements,” and those discussions regarding risk factors are incorporated herein by reference.

Champion Enterprises Reports Net Income of $0.17
Per Diluted Share for the Second Quarter of 2005
Page 5 ~

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED) (1)
(Dollars and weighted shares in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 2,	July 3,	%	July 2,	July 3,	%
	2005	2004	Change	2005	2004	Change
Net sales:
Manufacturing	$291,595	$269,084	8%	$530,333	$478,940	11%
Retail (1)	38,805	28,300	37%	63,942	47,778	34%
Less: intercompany	(13,300)	(26,900)		(32,900)	(49,500)

Total net sales	317,100	270,484	17%	561,375	477,218	18%

Cost of sales	261,527	224,890	16%	468,538	404,167	16%

Gross margin	55,573	45,594	22%	92,837	73,051	27%

Selling, general and administrative expenses	36,642	33,927	8%	68,311	62,170	10%
Mark-to-market (credit) charge for common stock warrant (2)	(500)	(3,900)		(4,300)	1,200
Loss (gain) on debt retirement (3)	901	(450)		901	2,776

Operating income	18,530	16,017	16%	27,925	6,905	304%

Interest expense, net	3,699	4,341	(15%)	7,507	9,164	(18%)

Income (loss) from continuing operations before income taxes (4)	14,831	11,676	27%	20,418	(2,259)	1004%

Income tax expense (benefit) (5)	600	(11,400)		900	(11,100)

Income from continuing operations	14,231	23,076	(38%)	19,518	8,841	121%

(Loss) income from discontinued operations, net of taxes (1)	(751)	356		(3,309)	268

Net income	$13,480	$23,432	(42%)	$16,209	$9,109	78%

Income from continuing operations	$14,231	$23,076		$19,518	$8,841
Less: dividends on preferred stock	(34)	(259)		(293)	(419)
Less: amount allocated to participating securities (6)	(195)	(1,594)		(793)	(545)

Income from continuing operations available to common shareholders	$14,002	$21,223	(34%)	$18,432	$7,877	134%

Basic income (loss) per share (6):
Income from continuing operations	$0.19	$0.30	(37%)	$0.25	$0.11	127%
(Loss) income from discontinued operations	(0.01)	0.01		(0.05)	0.01

Net income	$0.18	$0.31	(42%)	$0.20	$0.12	67%

Weighted shares for basic EPS	75,176	70,657		73,861	69,380

Diluted income (loss) per share (6):
Income from continuing operations	$0.18	$0.29	(38%)	$0.25	$0.11	127%
(Loss) income from discontinued operations	(0.01)	0.01		(0.05)	—

Net income	$0.17	$0.30	(43%)	$0.20	$0.11	82%

Weighted shares for diluted EPS	76,042	72,253		74,756	71,152

See accompanying Notes to Financial Information.

Champion Enterprises Reports Net Income of $0.17
Per Diluted Share for the Second Quarter of 2005
Page 6 ~

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED) (1)
(In thousands)

	July 2,	April 2,	January 1,
	2005	2005	2005
Assets
Cash and cash equivalents	$149,899	$142,119	$142,266
Restricted cash	528	4,694	529
Accounts receivable, trade	41,694	34,245	22,119
Inventories	80,886	83,869	71,616
Current assets of discontinued operations	9,780	14,751	35,463
Other current assets	13,736	13,003	13,535

Total current assets	296,523	292,681	285,528

Property, plant and equipment, net	78,207	77,999	80,957
Goodwill	126,564	126,583	126,591
Non-current assets of discontinued operations	4,701	6,478	7,747
Other non-current assets	13,371	15,726	16,219

	$519,366	$519,467	$517,042

Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Equity
Accounts payable	$33,673	$28,664	$13,819
Current liabilities of discontinued operations	5,422	9,051	21,411
Other accrued liabilities	136,620	137,052	141,128

Total current liabilities	175,715	174,767	176,358

Long-term debt	191,543	200,710	200,758
Long-term liabilities of discontinued operations	342	417	432
Other long-term liabilities	34,660	40,492	41,444
Redeemable convertible preferred stock	—	20,750	20,750
Shareholders’ equity	117,106	82,331	77,300

	$519,366	$519,467	$517,042

See accompanying Notes to Financial Information.

Champion Enterprises Reports Net Income of $0.17
Per Diluted Share for the Second Quarter of 2005
Page 7 ~

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED CASH FLOW STATEMENTS (UNAUDITED) (1)
(In thousands)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2005	2004	2005	2004
Income from continuing operations	$14,231	$23,083	$19,518	$8,841
Adjustments:
Depreciation	2,524	2,672	5,063	5,342
Mark-to-market (credit) charge for common stock warrant (2)	(500)	(3,900)	(4,300)	1,200
Loss (gain) on debt retirement (3)	901	(450)	901	2,776
Gains on fixed asset sales	(1,029)	(111)	(2,624)	(74)
Changes in working capital	391	(1,810)	(9,143)	(26,865)
Changes in accrued liabilities	(408)	(1,007)	(2,222)	(6,025)
Decease in allow. for tax adjustments (5)	—	(12,000)	—	(12,000)
Other	1,316	(1,745)	5,141	(967)

Cash provided by (used for) continuing operating activities	17,426	4,732	12,334	(27,772)

(Loss) income from discontinued operations	(751)	349	(3,309)	268
Proceeds from sales of retail business	4,744	—	24,312	—
(Increase) decrease in net assets of discontinued operations	(1,132)	(3,841)	(11,127)	(7,196)

Cash provided by (used for) discontinued operations (1)	2,861	(3,492)	9,876	(6,928)

Additions to property, plant and equipment	(2,902)	(2,250)	(5,370)	(4,130)
Proceeds on disposal of fixed assets	310	1,017	5,056	1,240
Other	—	(51)	(55)	(109)

Cash (used for) provided by investing activities	(2,592)	(1,284)	(369)	(2,999)

Decrease in floor plan payable, net	—	—	—	(29)
Repayment of industrial revenue bond and other debt	(77)	(126)	(128)	(5,939)
Purchase of Senior Notes (3)	(9,885)	(10,395)	(9,885)	(10,395)
Decrease (increase) in restricted cash	4,166	6,000	1	7,710
Purchase of common stock warrant (2)	(4,500)	—	(4,500)	—
Preferred stock issued, net	—	—	—	12,000
Common stock issued, net	415	2,901	597	4,512
Dividends paid on preferred stock	(34)	(48)	(293)	(160)

Cash (used for) provided by financing activities	(9,915)	(1,668)	(14,208)	7,699

Increase (decrease) in cash and cash equivalents	7,780	(1,712)	7,633	(30,000)
Cash and cash equivalents at beginning of period	142,119	117,580	142,266	145,868

Cash and cash equivalents at end of period	$149,899	$115,868	$149,899	$115,868

See accompanying Notes to Financial Information.

Champion Enterprises Reports Net Income of $0.17
Per Diluted Share for the Second Quarter of 2005
Page 8 ~

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL INFORMATION (UNAUDITED)

(1) The Company’s discontinued operations consists of its traditional retail business, and former consumer finance business, excluding its non-traditional California retail operations. Prior traditional retail amounts have been restated to reflect this classification.

(2) In the quarter ended July 2, 2005 Champion recorded a $0.5 million credit for the change in estimated fair value of an outstanding common stock warrant for 2.2 million shares. This warrant valuation resulted in a credit of $3.9 million in the comparable quarter a year earlier. In addition, during the second quarter of 2005, the Company repurchased and subsequently cancelled the common stock warrant in exchange for a cash payment of $4.5 million and the preferred shareholder elected to immediately convert the outstanding Series B-2 and Series C preferred stock into 3.1 million shares of common stock under the terms of the respective preferred stock agreements.

(3) During the second quarter of 2005, the Company purchased $9.1 million of its Senior Notes for cash consideration of $9.9 million, resulting in a pretax loss of $0.9 million.

(4) The Company evaluates the performance of its manufacturing and retail segments based on earnings before interest, income taxes and general corporate expenses. A reconciliation of income (loss) from continuing operations before income taxes for the three and six months ended follows (dollars in thousands):

	July 2,	Related	July 3,	Related	%
Three months ended:	2005	Sales	2004	Sales	Change
Manufacturing segment income	$24,667	8.5%	$17,567	6.5%	40%
Retail segment income	2,602	6.7%	1,445	5.1%	80%
General corporate expenses	(8,738)		(6,845)		(28%)
Mark-to-market credit (charge) for stock warrant	500		3,900
(Loss) gain on debt retirement	(901)		450
Intercompany eliminations	400		(500)
Interest expense, net	(3,699)		(4,341)		15%

Income from continuing operations before income taxes	$14,831	4.7%	$11,676	4.3%	27%

	July 2,	Related	July 3,	Related	%
Six months ended	2005	Sales	2004	Sales	Change
Manufacturing segment income	$35,857	6.8%	$22,221	4.6%	61%
Retail segment income	3,869	6.1%	2,228	4.7%	74%
General corporate expenses	(16,800)		(12,868)		(31%)
Mark-to-market credit (charge) for stock warrant	4,300		(1,200)
Loss on debt retirement	(901)		(2,776)
Intercompany eliminations	1,600		(700)
Interest expense, net	(7,507)		(9,164)		18%

Income (loss) from continuing operations before income taxes	$20,418	3.6%	$(2,259)	(0.5%)	1004%

(5) The effective tax rates for the periods presented differ from the 35 percent federal statutory rate because the Company has a 100 percent deferred tax asset valuation allowance. In addition, the Company is in a federal tax loss carryforward position and tax benefits can only be recorded to the extent of current taxable income. Income tax expense consisted of state and foreign income taxes.

(6) EPS for periods reported reflect the adoption of EITF 03-6, which requires the use of the two-class method for enterprises with participating securities. The Company’s participating securities during the periods consisted of its convertible preferred stock and common stock warrant, which may participate in dividends paid on common stock pursuant to the terms of the securities. The Company has no plans to pay dividends on its common stock in the near term. As a result of the repurchase and cancellation of the warrant and the conversion of all convertible preferred stock in April 2005, the Company’s participating securities have been eliminated for future periods.

Champion Enterprises Reports Net Income of $0.17
Per Diluted Share for the Second Quarter of 2005
Page 9 ~

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL INFORMATION (UNAUDITED)

	Three Months Ended			Six Months Ended
	July 2,	July 3,	%	July 2,	July 3,	%
	2005	2004	Change	2005	2004	Change
MANUFACTURING
Homes sold
HUD Code	4,843	5,264	(8%)	8,857	9,386	(6%)
Modular	868	838	4%	1,648	1,532	8%
Canadian	264	252	5%	460	441	4%

Total homes sold	5,975	6,354	(6%)	10,965	11,359	(3%)
Less: intercompany	216	556	(61%)	555	1,002	(45%)

Homes sold to independent retailers/builders	5,759	5,798	(1%)	10,410	10,357	1%

Floors sold	11,406	12,037	(5%)	21,015	21,761	(3%)

Multi-section mix	84%	83%		85%	85%

Average home prices
Total	$45,200	$40,800	11%	$44,700	$40,700	10%
HUD Code	$42,800			$42,200
Modular	$60,500			$58,600